UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2006, Targacept, Inc. (the “Company”) entered into a Second Amended and Restated Note and Security Agreement (the “Modified Loan Agreement”) with R.J. Reynolds Tobacco Holdings, Inc. (“Lender”). The Modified Loan Agreement amends and restates the Amended and Restated Note and Security Agreement dated as of January 30, 2004 between the Company and Lender, which amended and restated the Note and Security Agreement dated as of May 1, 2002 between the Company and Lender (collectively, the “Loan Agreement”). The Company has previously financed the purchase of equipment and other fixed assets with draws made under the Loan Agreement. The Modified Loan Agreement provides the Company with an additional $2,000,000 in aggregate borrowing capacity accessible in up to three draws that may be made on or before June 30, 2007. Based on the outstanding principal balance under the Loan Agreement of $1,159,156.49 as of June 30, 2006, the aggregate principal amount outstanding under the Modified Loan Agreement may not exceed $3,159,156.49. The Modified Loan Agreement maintains the Company’s grant under the Loan Agreement of a security interest in specified tangible fixed assets to secure all obligations of the Company to Lender.

The summary of the terms of the Modified Loan Agreement contained in this report is qualified in its entirety by reference to the Modified Loan Agreement included as Exhibit 10.1 to this report and incorporated herein by reference.

Charles A. Blixt, a director of the Company, is currently president and a director of Lender and executive vice president and general counsel of R.J. Reynolds Tobacco Company, a subsidiary of Lender. Reynolds American Inc., the parent company of Lender, has announced that Mr. Blixt plans to retire.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Modified Loan Agreement is incorporated herein in its entirety.

Each future draw made under the Modified Loan Agreement would accrue interest at a per annum rate that approximates the hypothetical four-year U.S. Treasury rate, determined as of the date of the draw, plus 2.5%, be payable in equal monthly installments of principal and accrued interest over 48 months beginning on the first day of the month following the draw and be secured by specified tangible fixed assets determined to be sufficient by Lender at the time of the draw.

The Company’s obligations under the Modified Loan Agreement may be accelerated upon the occurrence of an event of default under the Modified Loan Agreement. Events of default under the Modified Loan Agreement include: a default by the Company in its payment or performance obligations under the Modified Loan Agreement or in its performance of any other document executed in connection with the granting of a security interest in the collateral securing the Company’s obligations; a default by the Company in the payment or performance of any other indebtedness, obligations or liabilities of the Company to Lender or to allow or permit any other liabilities, indebtedness or obligations to Lender to be accelerated; the material inaccuracy of any representation, warranty or statement of the Company to the Lender with respect to the loan under the Modified Loan Agreement; the loss, theft, substantial damage, destruction, sale, foreclosure of or encumbrance to any of the collateral securing the Company’s obligations, or the making of any levy, seizure or attachment of or on the collateral; the rendering of any judgment, lien, garnishment or attachment against the Company; or events related to the bankruptcy or insolvency of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Note and Security Agreement dated June 30, 2006 between the Company and R.J. Reynolds Tobacco Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: July 7, 2006	/s/ Alan A. Musso
Alan A. Musso
Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amended and Restated Note and Security Agreement dated June 30, 2006 between the Company and R.J. Reynolds Tobacco Holdings, Inc.